UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Debenture Amendments

On July 31, 2012, American Bio Medica Corporation (the “Company”) filed a Current Report on Form 8-K announcing, among other things, that the Company was proposing to amend and extend its existing $750,000 10% Subordinated Convertible Debentures due August 1, 2012, Series A (the “Series A Debentures”).

Beginning July 31, 2012, the Company and thirty two holders of Series A Debentures (the “Debenture Holders”) entered into an Agreement to Amend Securities Purchase Agreement and 10% Convertible Debenture Due August 1, 2012 (the “Debenture Amendment”). The Debenture Holders represent $645,000 of Series A Debentures. Five holders of Series A Debentures (representing $105,000 in Series A Debentures) did not wish to extend the Series A Debentures and we will use proceeds from the Bridge Loan to pay principal amounts due to these holders.

As compensation for their placement agent services, Cantone Research, Inc. (“CRI”) received a cash fee of 5% of the gross amount of Series A Debentures, or $37,500, 1% of the gross amount of Series A Debentures, or $7,500, as a non-accountable expense allowance and ABMC reimbursed CRI $5,000 in legal fees incurred in connection with the amendment of the Series A Debentures; all of these amounts were paid with proceeds of the Bridge Loan from Cantone Asset Management, LLC (“CAM”). In addition, the warrants issued to CRI (in connection with their services as placement agent in the original Series A Debenture financing) have been amended to reflect a purchase price of $0.17 per share and a new term of three (3) years.

In connection with the CAM Bridge Loan, on August 1, 2012, the Company instructed its transfer agent to issue CAM restricted stock of the Company equal to 10% of the gross amount of existing Series A Debentures, or $15,000 using a value of $0.17 per common share; resulting in the issuance of 88,235 restricted common shares.

The form of Debenture Amendment is attached as Exhibit 4.22 to this Current Report on Form 8-K.

Consulting Agreement

On August 1, 2012, the Company entered into a Consulting Agreement (“Consulting Agreement”) with CAM. The Consulting Agreement commences August 1, 2012 and ends on August 1, 2013. Under the terms of the Consulting Agreement, CAM will provide the Company with financial advisory services and advice related to debt refinancing. On August 1, 2012, the Company issued CAM warrants to purchase 300,000 shares of the Company’s common stock at an exercise price of $0.16 per share (the closing price of the Company’s common shares on August 1, 2012). The warrants are exercisable through July 31, 2015 and have piggyback registration rights.

A copy of the CAM Consulting Agreement is attached as Exhibit 4.23 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.22	Form of Debenture Amendment between the Company and Debenture Holders

4.23	Consulting Agreement between the Company and Cantone Asset Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: August 6, 2012	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
EVP, Regulatory Affairs
Chief Compliance Officer
Corporate Secretary